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                                                                      EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION

Name:                                Yorktown Energy Partners V, L.P.

Address:                             410 Park Avenue, 19th Floor
                                     New York, NY 10022

Designated Filer:                    Yorktown V Company LLC

Issuer & Ticker Symbol               Approach Resources Inc. [AREX]

Date of Event Requiring Statement:   11/07/2007

Signature:                              YORKTOWN ENERGY PARTNERS V, L.P.

                                        By: Yorktown V Company LLC, its
                                            general partner


                                        By: /s/ W. Howard Keenan, Jr.
                                            ------------------------------------
                                            W. Howard Keenan, Jr.,
                                            Managing Member